                                                               EXHIBIT 99.(a)(2)

                              LETTER OF ACCEPTANCE
                                       TO
                      TENDER LIMITED PARTNERSHIP INTERESTS
                                       OF

BALCOR REALTY INVESTORS LTD. - 82          BALCOR REALTY INVESTORS 85-SERIES I, A REAL ESTATE LIMITED PARTNERSHIP
BALCOR REALTY INVESTORS - 83               BALCOR REALTY INVESTORS 85-SERIES III, A REAL ESTATE LIMITED PARTNERSHIP
BALCOR REALTY INVESTORS - 84               BALCOR REALTY INVESTORS 86-SERIES I, A REAL ESTATE LIMITED PARTNERSHIP
BALCOR EQUITY PROPERTIES LTD. - VIII       IDS/BALCOR INCOME PARTNERS, A REAL ESTATE LIMITED PARTNERSHIP
BALCOR EQUITY PROPERTIES - XII

       PURSUANT TO THE OFFER(S) TO PURCHASE DATED NOVEMBER 16, 1995, AS
                          AMENDED FROM TIME TO TIME
                                      BY
                WALTON STREET CAPITAL ACQUISITION CO., L.L.C.

                                        TaxPayer Identification No.:

                                        ________________________________________
                                        IN ORDER TO AVOID 31% BACK-UP
                                        WITHHOLDING, INDICATE TAXPAYER I.D. NO.
                                        ON THE LINE ABOVE AND CERTIFY BOXES A,B
                                        OR C ON RESERVE SIDE.  SEE INSTRUCTION
                                        3 ATTACHED.

Please indicate changes or corrections to the address printed above.
================================================================================
THE OFFER(S), PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT EASTERN STANDARD TIME, ON FRIDAY, DECEMBER 15, 1995, (THE "EXPIRATION DATE") UNLESS THE OFFER(S) ARE EXTENDED.

         The undersigned hereby tender(s) to Walton Street Capital Acquisition Co., L.L.C., a Delaware limited liability company (the "Purchaser"), the number of the undersigned's Interests of the Partnership(s) as specified below for the Purchase Price(s) indicated in the Offer(s) to Purchase herein, net to the seller in cash without interest thereon, upon the terms and subject to the conditions set forth in the Offer(s) to Purchase dated November 16, 1995 (the "Offer(s) to Purchase") and this Letter of Acceptance (the "Letter of Acceptance"; which together with any supplements or amendments, collectively constitute the "Offer(s)"), with such Purchase Price(s) being reduced by the amount of any distribution made by the Partnership(s) as described in the Offer(s) to Purchase and prior to the Expiration Date. Receipt of the Offer(s) to Purchase is hereby acknowledged. Capitalized terms used but not defined herein have the respective meanings assigned in the Offer(s) to Purchase.

         Subject to and effective upon acceptance for payment of any of the Interests tendered hereby in accordance with the terms of the Offer, the undersigned hereby irrevocably sells, assigns, transfers, conveys and delivers to, or upon the order of, the Purchaser all rights, title and interest in and to such Interests tendered hereby that are accepted for payment pursuant to the Offer, including, without limitation, all rights in, and claims to, any Partnership profits and losses, cash distributions, voting rights, rights to be substituted as a Limited Partner of the Partnership, and other benefits of any nature whatsoever distributable or allocable to such tendered Interests under the Partnership Agreement. The undersigned hereby irrevocably constitutes and appoints the Purchaser and any designees of the Purchaser as the true and lawful agent and attorney-in-fact of the undersigned with respect to such Interests, with the full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to vote or act in such manner as any such attorney and proxy or substitute shall, in its sole discretion, deemed proper with respect to such Interests, to deliver such Interests and transfer ownership of such Interests on the Partnership books maintained by the General Partner, together with all accompanying evidences of transfer and authenticity to, or upon the order of, the Purchaser and upon receipt by the Depositary, as the undersigned's agent, of the Purchase Price, to become a substituted Limited Partner, to receive any and all distributions made by the Partnership from and after the expiration of the Offer, and to receive all benefits and otherwise exercise all rights of beneficial ownership of such Interest all in accordance with the terms of the Offer. The Purchaser reserves the right to transfer or assign, in whole or from time to time in part, to one or more of its affiliates, the right to Purchase Interests tendered pursuant to the Offer, but any such transfer or assignment will not relieve the Purchaser of its obligations under the Offer or prejudice the rights of tendering Limited Partners to receive payment for Interests validly tendered and accepted for payment pursuant to the Offer. Subject to and effective upon acceptance for payment of any Interests tendered hereby, the undersigned hereby requests that the Purchaser be admitted to the Partnership(s) as a "Substitute Limited Partner" under the terms of the Partnership Agreement(s) of the Partnership(s). Upon request, the undersigned will execute and deliver additional documents deemed by the Depositary or the Purchaser to be necessary or desirable to complete the assignment, transfer and purchase of Interests tendered hereby and will hold any distributions received from the Partnership(s) after the Expiration Date in trust for the benefit of the Purchaser. Upon the purchase of Interests pursuant to the Offer(s), all prior proxies and consents given by the undersigned with respect to such Interests will be revoked and no subsequent proxies or consents may be given (and if given will not be deemed effective).

         The undersigned recognizes that, if proration is required pursuant to the terms of the Offer(s), the Purchaser will accept for payment from among those Interests validly tendered prior to or on the Expiration Date and not properly withdrawn, the maximum number of Interests permitted pursuant to the Offer(s) on a pro rata basis, with adjustments to avoid purchases of certain fractional Interests, based upon the number of Interests validly tendered prior to the Expiration Date and not withdrawn.

         The undersigned understands that a tender of Interests to the Purchaser will constitute a binding agreement between the undersigned and the Purchaser upon the terms and subject to the conditions of the Offer(s). The undersigned recognizes that under certain circumstances set forth in the Offer(s) to Purchase, the Purchaser may not be required to accept for payment any of the Interests tendered hereby. In such event, the undersigned understands that any Letter of Acceptance for Interests not accepted for payment will be destroyed by the Purchaser. Except as stated in the Offer(s) to Purchase, this tender is irrevocable, provided Interests tendered pursuant to the Offer may be withdrawn at any time prior to the Expiration Date.

         Our records indicate the following with respect to your ownership of Interests in the Partnerships. IF NO INDICATION IS MARKED BELOW, ALL INTERESTS LISTED WILL BE DEEMED TO HAVE BEEN TENDERED PURSUANT TO THE OFFER(S).

                 NUMBER OF        NUMBER OF                 PURCHASE PRICE(S)        TOTAL PURCHASE PRICE(S)
PARTNERSHIP(S)   INTERESTS OWNED  INTERESTS TENDERED        PER INTEREST             IF ALL INTERESTS TENDERED




================================================================================
                                 SIGNATURE BOX
================================================================================
Please sign exactly as your name is printed (or corrected) above. For joint owners, each joint owner must sign. If signed by the registered holder(s) of the Interests and payment is to be made directly to that holder(s) or Eligible Institution, then no signature guarantee is necessary. In all other cases, all signatures must be guaranteed by an Eligible Institution. (See Instruction 2.) The signatory hereto hereby certifies under penalties of perjury the Taxpayer I.D. No. furnished in the blank provided above and the statements in Box A, Box B and, if applicable, Box C. The undersigned hereby represents and warrants for the benefit of the Partnership(s) and the Purchaser that the undersigned owns the Interests tendered, hereby and has full power and authority to validly tender, sell, assign, transfer, convey and deliver the Interests tendered hereby and that when the same are accepted for payment by the Purchaser, the Purchaser will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, and such Interests will not be subject to any adverse claims and that the transfer and assignment contemplated herein are in compliance with all applicable laws and regulations. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer(s) to Purchase, this tender is irrevocable.

X
--------------------------------------------------------------------------------
            (Signature of Owner)                                 (Date)

X
--------------------------------------------------------------------------------
            (Signature of Co-Owner)                              (Date)


--------------------------------------------------------------------------------
            (Title)

Telephone (Day) (                )
                ----------------------------------------------------------------

Telephone (Eve) (                )
                ----------------------------------------------------------------

           GUARANTEE OF SIGNATURE (IF REQUIRED.  SEE INSTRUCTION 2)

Name of Firm:
              ------------------------------------------------------------------
Authorized Signature:
                      ----------------------------------------------------------
================================================================================

  PLEASE CAREFULLY READ THE ENCLOSED INSTRUCTIONS AND BOXES A,B AND C ON THE REVERSE SIDE. FOR INFORMATION AND ASSISTANCE WITH THE OFFER(S), PLEASE CALL:
                    THE HERMAN GROUP, INC. (800) 747-2979.

FOR INTERESTS TO BE ACCEPTED FOR PURCHASE, LIMITED PARTNERS SHOULD COMPLETE AND SIGN THIS LETTER OF ACCEPTANCE AND RETURN IT IN THE SELF-ADDRESSED, POSTAGE-PAID ENVELOPE ENCLOSED, OR BY HAND OR OVERNIGHT DELIVERY TO: THE HERMAN GROUP, INC., 13760 NOEL ROAD, SUITE 320, DALLAS, TX 75240, OR BY FACSIMILE
(214) 991-4422 OR (214) 991-4432 . DELIVERY OF THIS LETTER OF ACCEPTANCE OR ANY OTHER REQUIRED DOCUMENTS TO AN ADDRESS OTHER THAN THE ONE SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE
VALID DELIVERY.   DO NOT RETURN CERTIFICATES.

                                 CERTIFICATIONS

         By signing the Letter of Acceptance in the Signature Box on the reverse side, the Seller(s) certifies under penalty of perjury, the representations in Boxes A, B or C below. Please refer to the attached Instructions for Completing this Letter of Acceptance and Boxes A,B or C below.

================================================================================
                                     BOX A
                              SUBSTITUTE FORM W-9
                  (SEE INSTRUCTION 3 - U.S. PERSONS AND BOX A)

         The person signing this Letter of Acceptance hereby certifies the following to the Purchaser under penalties of perjury:

         (i) The Taxpayer Identification No. ("TIN") furnished in the space provided for that purpose on the front of this Letter of Acceptance is the correct TIN of the Limited Partner, unless the Interests are held in an Individual Retirement Account (IRA); or if this box [ ] is checked, the Limited Partner has applied for a TIN. If the Limited Partner has applied for a TIN, a TIN has not been issued to the Limited Partner, and either: (a) the Limited Partner has mailed or delivered an application to receive a TIN to the appropriate IRS Center or Social Security Administration Office, or (b) the Limited Partner intends to mail or deliver an application in the near future (it being understood that if the Limited Partner does not provide a TIN to the Purchaser within sixty (60) days, 31% of all reportable payments made to the Limited Partner thereafter will be withheld until a TIN is provided to the Purchaser); and

         (ii) Unless this box [ ] is checked, the Limited Partner is not subject to backup withholding either because the Limited
                   Partner: (a) is exempt from backup withholding, (b) has not been notified by the IRS that the Limited Partner is subject to backup withholding as a result of a failure to report all interest or dividends, or (c) has been notified by the IRS that such Limited Partner is no longer subject to backup withholding.

         Note:   Place an "X" in the box in (ii) above, if you are unable to certify that the Limited Partner is not subject to backup withholding.
================================================================================

================================================================================
                                     BOX B
                                FIRPTA AFFIDAVIT
                          (SEE INSTRUCTION 3 - BOX B)

         Under Section 1445(e)(5) of the Internal Revenue Code and Treas. Reg. 1.1445-11T(d), a transferee must withhold tax equal to 10% of the amount realized with respect to certain transfers of an interest in a partnership if 50% or more of the value of its gross assets consists of U.S. real property interests and 90% or more of the value of its gross assets consists of U.S. real property interests plus cash or cash equivalents, and the holder of the partnership interest is a foreign person. To inform the Purchaser that no withholding is required with respect to the Limited Partner's interest in the Partnership, the person signing this Letter of Acceptance hereby certifies the following under penalties of perjury:

         (i) Unless this box [ ] is checked, the Limited Partner, if an individual, is a U.S. citizen or a resident alien for purposes of U.S. income taxation, and if other than an individual, is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

         (ii) the Limited Partner's U.S. social security number (for individuals) or employer identification number (for non-individuals) is correct as furnished in the blank provided for that purpose on the front of this Letter of Acceptance; and

         (iii) the Limited Partner's home address (for individuals), or office address (for non-individuals), is correctly printed (or corrected) on the front of this Letter of Acceptance. If a corporation, the jurisdiction of incorporation is
                   ___________________________.

          The person signing this Letter of Acceptance understands that this certification may be disclosed to the IRS by the Purchaser and that any false statements contained herein could be punished by fine, imprisonment, or both.
================================================================================

================================================================================
                                     BOX C
                              SUBSTITUTE FORM W-8
                          (SEE INSTRUCTION 4 - BOX C)

  By checking this box [ ], the person signing this Letter of Acceptance hereby certifies under penalties of perjury that the Limited Partner is an "exempt foreign person" for purposes of the backup withholding rules under the U.S. federal income tax laws, because the Limited Partner:

       (i) Is a nonresident alien individual or a foreign corporation, partnership, estate or trust;

       (ii) If an individual, has not been and plans not to be present in the U.S. for a total of 183 days or more during the calendar year; and

       (iii) Neither engages, nor plans to engage, in a U.S. trade or business that has effectively connected gains from transactions with a broker or barter exchange.

================================================================================



    FOR INFORMATION OR ASSISTANCE IN COMPLETING THIS LETTER OF ACCEPTANCE,
                     PLEASE CONTACT THE INFORMATION AGENT

                             THE HERMAN GROUP, INC.
                                 (800) 747-2979

              INSTRUCTIONS FOR COMPLETING LETTER OF ACCEPTANCE
                WALTON STREET CAPITAL ACQUISITION CO., L.L.C.
                         OFFER TO PURCHASE INTERESTS
                                     OF

BALCOR REALTY INVESTORS LTD. - 82          BALCOR REALTY INVESTORS 85-SERIES I, A REAL ESTATE LIMITED PARTNERSHIP
BALCOR REALTY INVESTORS - 83               BALCOR REALTY INVESTORS 85-SERIES III, A REAL ESTATE LIMITED PARTNERSHIP
BALCOR REALTY INVESTORS - 84               BALCOR REALTY INVESTORS 86-SERIES I, A REAL ESTATE LIMITED PARTNERSHIP
BALCOR EQUITY PROPERTIES LTD. - VIII       IDS/BALCOR INCOME PARTNERS, A REAL ESTATE LIMITED PARTNERSHIP
BALCOR EQUITY PROPERTIES - XII

================================================================================
          FOR ASSISTANCE IN COMPLETING THE LETTER OF ACCEPTANCE CALL:
                             THE HERMAN GROUP, INC.
                               AT (800) 747-2979
================================================================================

1.       DELIVERY OF LETTER OF ACCEPTANCE.   For convenience in responding to
         the Offer, a pre-addressed, postage-paid envelope has been enclosed with the Offer to Purchase. However, to ensure receipt of the Letter of Acceptance, it is suggested that you use overnight courier delivery or, if the Letter of Acceptance is to be delivered by United States mail, that you use certified or registered mail, return receipt requested.

                          DO NOT RETURN CERTIFICATES.

         To be effective, a duly completed and signed Letter of Acceptance (or facsimile thereof) must be received by the Information Agent/Depositary at the address (or facsimile number) set forth below before the Expiration Date, Midnight, Eastern Standard Time on Friday, December 15, 1995, unless extended. LETTERS OF ACCEPTANCE WHICH HAVE BEEN DULY EXECUTED, BUT WHERE NO INDICATION IS MARKED IN THE "INTERESTS TENDERED" COLUMN, SHALL BE DEEMED TO HAVE TENDERED ALL INTERESTS PURSUANT TO THE OFFERS.

            BY MAIL:                            THE HERMAN GROUP, INC.
                                                P.O. Box 803248
                                                Dallas, TX  75380-9949

            BY HAND DELIVERY:                   13760 Noel Road, Suite 320
                                                Dallas, TX 75240

            BY FACSIMILE:                       (214) 991-4422
                                                     or
                                                (214) 991-4432

            FOR ADDITIONAL INFORMATION CALL:    (800) 747-2979

         THE METHOD OF DELIVERY OF THE LETTER OF ACCEPTANCE AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING LIMITED PARTNER AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE INFORMATION AGENT. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

2. SIGNATURES. All Limited Partners must sign in the Signature Box on the front of the Letter of Acceptance. If the Interests are held in the names of two or more persons, all such persons must sign. When signing as a general partner, corporate officer, attorney-in-fact, executor, custodian, administrator or guardian, please give full title and send proper evidence of authority with this Letter of Acceptance. With respect to most trusts, the Partnerships will generally require only the named trustee to sign. For Interests held in a custodial account for minors, only the signature of the custodian will be required.

         For IRA custodial accounts, the beneficial owner should return the executed Letter of Acceptance to the Information Agent/Depositary a specified in Instruction 1 herein. Such Letter of Acceptance will then be forwarded by the Information Agent/Depositary to the Custodian for additional execution.

         If the Letter of Acceptance is signed by the registered holder of the Interests and payment is to be made directly to that holder, then no signature guarantee is required on the Letter of Acceptance. Similarly, if the Interests are tendered for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank, savings bank, credit union, savings and loan association or trust company having an office, branch or agency in the United States (each an "Eligible Institution"), no signature guarantee is required on the Letter of Acceptance. However, in all other cases, all signatures on the Letter of Acceptance must be guaranteed by an Eligible Institution.

3. U.S. PERSONS. A Limited Partner who or which is a United States citizen OR a resident alien individual, a domestic corporation, a domestic partnership, a domestic trust or a domestic estate (collectively, "United States Persons") as those terms are defined in the Internal Revenue Code and Income Tax Regulations, should follow the instructions below with respect to certifying Boxes A and B (on the reverse side of the Letter of Acceptance).

         TAXPAYER IDENTIFICATION NUMBER. To avoid 31% federal income tax backup withholding, the Limited Partner must furnish his/her's or it's Taxpayer Identification Number in the blank provided for that purpose on the front of the Letter of Acceptance and certify under penalties of perjury Box A,B and, if applicable, Box C.

         WHEN DETERMINING THE TIN TO BE FURNISHED, PLEASE REFER TO THE FOLLOWING NOTE AS A GUIDELINE:

                 NOTE:  INDIVIDUAL ACCOUNTS should reflect their own TIN.
                 JOINT ACCOUNTS should reflect the TIN of the person whose name appears first. TRUST ACCOUNTS should reflect the TIN assigned to the Trust. IRA CUSTODIAL ACCOUNTS should reflect the TIN of the custodian. CUSTODIAL ACCOUNTS FOR THE BENEFIT OF
                 MINORS should reflect the TIN of the minor.   CORPORATIONS OR
                 OTHER BUSINESS ENTITIES should reflect the TIN assigned to that entity. If you need additional information, please see the enclosed copy of the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

         SUBSTITUTE FORM W-9 - BOX A.

         (i) In order to avoid 31% federal income tax backup withholding, the Limited Partner must provide to the Purchaser in the blank provided for that purpose on the front of the Letter of Acceptance the Limited Partner's correct Taxpayer Identification Number ("TIN") and certify, under penalties of perjury, that such Limited Partner is not subject to such backup withholding. The TIN being provided on the Substitute Form W-9 is that of the registered Limited Partner as indicated on the front of the Letter of Acceptance. If a correct TIN is not provided, penalties may be imposed by the Internal Revenue Service ("IRS"), in addition to the Limited Partner being subject to backup withholding. Certain Limited Partners (including, among others, all corporations) are not subject to backup withholding. Backup withholding is not an additional tax. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS.

         (ii) DO NOT CHECK THE BOX IN BOX A, PART (ii), UNLESS YOU HAVE BEEN NOTIFIED BY THE IRS THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING.

         FIRPTA AFFIDAVIT - BOX B.  To avoid withholding of tax pursuant to
         Section 1445 of the Internal Revenue Code, each Limited Partner who or which is a United States Person (as defined in Instruction 3 above) must certify, under penalties of perjury, the Limited Partner's TIN and address, and that the Limited Partner is not a foreign person.
         Tax withheld under Section 1445 of the Internal Revenue Code is not an additional tax. If withholding results in an overpayment of tax, a refund may be obtained from the IRS. DO NOT CHECK THE BOX IN BOX B, PART (ii), UNLESS YOU ARENOT A U.S. PERSON, AS DESCRIBED THEREIN.

4. FOREIGN PERSONS - BOX C. In order for a Limited Partner who is a foreign person (i.e., not a United States Person as defined in Instruction 3 above) to qualify as exempt from 31% backup withholding, such foreign Limited Partner must certify, under penalties of perjury, the statement in BOX C of this Letter of Acceptance attesting to that foreign person's status by checking the box in such statement. UNLESS THE BOX IS CHECKED, SUCH FOREIGN PERSON WILL BE SUBJECT TO 31% WITHHOLDING OF TAX UNDER SECTION 1445 OF THE CODE.

5. CONDITIONAL TENDERS. No alternative, conditional or contingent tenders will be accepted.

6. VALIDITY OF LETTER OF ACCEPTANCE. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of a Letter of Acceptance will be determined by the Purchaser and such determination will be final and binding. The Purchaser's interpretation of the terms and conditions of the Offer (including these instructions for the Letter of Acceptance) also will be final and binding. The Purchaser will have the right to waive any irregularities or conditions as to the manner of tendering. Any irregularities in connection with tenders must be cured within such time as the Purchaser shall determine unless waived by it.

         The Letter of Acceptance will not be valid until any irregularities have been cured or waived. Neither the Purchaser nor the Information Agent/Depositary are under any duty to give notification of defects in a Letter of Acceptance and will incur no liability for failure to give such notification.

7. ASSIGNEE STATUS. Assignees must provide documentation to the Information Agent/Depositary which demonstrates, to the satisfaction of the Purchaser, such person's status as an Assignee.


                          FOR INFORMATION PLEASE CALL:


                          [THE HERMAN GROUP INC. LOGO]

                                 (800) 747-2979